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                                                                    EXHIBIT 24.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Dot Hill Systems Corp. on Form S-8 of our report dated May 6, 1999, appearing in the current report on Form 8-K of Dot Hill Systems Corp., filed on October 1, 1999, relating to the consolidated financial statements of Artecon, Inc. and its subsidiaries as of March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999 (not presented separately therein).

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California
October 5, 1999